Sub-Item 77Q1(e)

                                 AMENDMENT NO. 3
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated May 1, 2008, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Tax-Exempt Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

                                   WITNESSETH:

     WHEREAS, AIM Tax-Exempt Funds is now called AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds); and

     WHEREAS, the following Funds have been renamed:

CURRENT NAME                                  NEW NAME
------------                     ----------------------------------
AIM High Income Municipal Fund   Invesco High Income Municipal Fund
AIM Tax-Exempt Cash Fund         Invesco Tax-Exempt Cash Fund
AIM Tax-Free Intermediate Fund   Invesco Tax-Free Intermediate Fund;

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM Tax-Exempt Funds in the Contract are hereby deleted and replaced with AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).

     2. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A

                                      FUNDS

               Invesco High Income Municipal Fund
               Invesco Tax-Exempt Cash Fund
               Invesco Tax-Free Intermediate Fund
               Invesco Municipal Fund
               Invesco Tax-Exempt Securities Fund
               Invesco Van Kampen California Insured Tax Free Fund Invesco Van Kampen High Yield Municipal Fund
               Invesco Van Kampen Insured Tax Free Income Fund
               Invesco Van Kampen Intermediate Term Municipal Income Fund Invesco Van Kampen Municipal Income Fund
               Invesco Van Kampen New York Tax Free Income Fund"

     2. All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                        INVESCO ADVISERS, INC.

                                        Adviser


                                        By: /s/ John M. Zerr

                                        Name: John M. Zerr
                                        Title: Senior Vice President

                                        INVESCO TRIMARK LTD.

                                        Sub-Adviser


                                        By: /s/ Eric J. Adelson

                                        Name: Eric J. Adelson
                                        Title: Senior Vice President,
                                               Legal and Secretary


                                        By: /s/ Wayne Bolton

                                        Name: Wayne Bolton
                                        Title: Vice President, Compliance &
                                               Chief Compliance Officer

                                        INVESCO ASSET MANAGEMENT DEUTSCHLAND
                                        GMBH

                                        Sub-Adviser


                                        By: /s/ Karl G Bayer  /s/ Jens Langewand

                                        Name: Karl G Bayer    Jens Langewand
                                        Title:        Managing Directors

                                        INVESCO ASSET MANAGEMENT LIMITED

                                        Sub-Adviser


                                        By: /s/ Michelle Moran

                                        Name: Michelle Moran
                                        Title: Head of Legal for UK & Ireland

                                        INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                        Sub-Adviser


                                        By: /s/ Masakazu Hasegawa

                                        Name: Masakazu Hasegawa
                                        Title: Managing Director

                                        INVESCO AUSTRALIA LIMITED

                                        Sub-Adviser


                                        By: /s/ Robert Ades  /s/ Ian Coltman

                                        Name: Robert Ades    Ian Coltman
                                        Title: Director      Head of Legal

                                        INVESCO HONG KONG LIMITED

                                        Sub-Adviser


                                        By: /s/ Anna Tong   /s/ Gracie Liu

                                        Name: Anna Tong     Gracie Liu
                                        Title: Director     Director

                                        INVESCO SENIOR SECURED MANAGEMENT, INC.

                                        Sub-Adviser


                                        By: /s/ Jeffrey H. Kupor

                                        Name: Jeffrey H. Kupor
                                        Title: Secretary & General Council